                                                                   EXHIBIT 10.35


                       GEOPHYSICAL EXPLORATION AGREEMENT
                                 WELDER PROJECT
                              DUVAL COUNTY, TEXAS



       This Geophysical Exploration Agreement (this "Agreement"), dated effective as of the 1 st day of October, 1996, is by and among UNEXCO, INC. ("UNEXCO") and BRIGHAM OIL & GAS, L.P. ("BOG") (UNEXCO and BOG are sometimes referred to herein individually as "Party" and collectively as "Parties");

       WHEREAS, the Parties identified an area of mutual interest (the "AMI") in Duval County, Texas, identified on Exhibit A which is attached hereto, which UNEXCO and BOG believe to be prospective for oil and gas exploration and production; and

       WHEREAS, the Parties reached an agreement with respect to the evaluation by them of the AMI; and

       WHEREAS, BOG entered into that certain Seismic and Lease Option Agreement with Roger F. Welder, et. al. (the "Welder Heirs"), dated effective as of October 30, 1996, covering lands in Duval County, Texas, and a Memorandum of Seismic and Lease Option Agreement has been filed of record at Volume 215, Page 325 of the Official Public Records of Duval County, Texas, giving public notice of the existence of the Seismic and Lease Option Agreement (such Seismic and Lease Option Agreement being sometimes referred to herein as the "Welder Option"); and

       WHEREAS, BOG has acquired that certain Oil and Gas Lease by and between the State of Texas, acting by and through its agent Roger F. Welder, et al. and BOG, dated December 24, 1996 (such Oil and Gas Lease being sometimes referred to herein as the "First State Lease"); and

       WHEREAS, BOG entered into that certain Seismic Data Licensing Agreement, Webb and Duval Counties, Texas, with Western Geophysical Company ("WGC") dated November 6, 1996 (a copy of which is attached hereto as Exhibit G and being hereinafter referred to as the "WGC Agreement"), providing for the non-exclusive licensing of seismic data to BOG and the Welder Heirs covering all or parts of the AMI, together with other lands; and

       WHEREAS, in addition to the Welder Option, the Parties may have obtained other option agreements to acquire oil and gas leases (the Welder Option and any other option agreements already obtained by either of the Parties being sometimes referred to herein as "Existing Options"), and in addition to the First State Lease the Parties may have obtained other oil and gas leases (the First State Lease and any other oil and gas leases already obtained by either of the Parties being sometimes referred to herein as the "Existing Leases") and other agreements to obtain oil and gas leases, mineral interests, royalty interests or other interests in oil, gas or other hydrocarbons (such other agreements that have already been obtained by either of the Parties being sometimes referred to herein as the "Existing Farm-Ins") covering portions of the AMI (the Existing Options, Existing Leases and Existing Farm-Ins being described on Exhibit B hereto), and the Parties anticipate that additional options to acquire oil and gas leases (such options and the Existing Options being herein referred to as "Options"), oil and gas leases (such leases and the Existing Leases being herein referred to as "Leases"), and other agreements to obtain oil and gas leases, mineral interests, royalty interests or other interests in oil, gas or other hydrocarbons (such agreements and the Existing Farm-Ins being referred to herein as "Farm-Ins") may be obtained in the future covering portions of the AMI; and

       WHEREAS, the Parties also reached an agreement with respect to certain matters concerning the ownership of Options, Leases and Farm-Ins, and the future exploration, development and operation of the AMI;

       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I.
                      CONTINGENCY OF UNEXCO PARTICIPATION

       Section 1.1. Welder Heirs' Consent. The Parties recognize and acknowledge that under the terms of the Welder Option, an interest in the Welder Option or any Lease obtained by exercising the Welder Option may not be assigned to UNEXCO or any other party without first obtaining the Welder Heirs' consent to such assignment. The Parties agree that they shall utilize reasonable efforts to obtain all of the Welder Heirs' consent to assignment to UNEXCO. In the event that on or before April 30, 1997, the Parties have not obtained all of the Welder Heirs' written consent to such assignment, (i) this Agreement shall terminate in its entirety, (ii) UNEXCO shall immediately assign and convey to BOG all of the interests (whether real, personal, intangible, contingent or vested) acquired by UNEXCO or any of its successors or assigns which are related in any way to the AMI hereunder, and (iii) BOG shall promptly reimburse UNEXCO for all of the costs which UNEXCO has paid or reimbursed BOG for under the terms of this Agreement.

                                  ARTICLE II.
                            RELATIONSHIP OF PARTIES

       Section 2.1. No Partnership. The liabilities of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a mining, tax or other partnership or association or to render the Parties liable as partners. However, if for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notice or take any other action inconsistent with the election made hereby. In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

       Section 2.2.  Representations and Third Party Claims and Liabilities.

       (a) BOG represents and warrants that it has full power to enter into and perform its obligations under this Agreement and has taken all appropriate action to authorize entering into this Agreement and performance of its obligations hereunder. BOG represents and warrants that other than requirements (if any) that there be obtained consents or waivers of preferential rights regarding the transfer of Options, Leases or Farm-Ins, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any material default under any material agreement or instrument to which BOG is a party or by which BOG is bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOG. BOG represents and warrants that this Agreement constitutes the legal, valid and binding obligation of BOG, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. BOG represents that there are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to the best of BOG's knowledge, threatened) which affect the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

       (b) UNEXCO represents and warrants that it has full power to enter into and perform its obligations under this Agreement and has taken all appropriate action to authorize entering into this Agreement and performance of its obligations hereunder. UNEXCO represents and warrants that other than requirements (if any) that there be obtained consents or waivers of preferential rights regarding the transfer of Options, Leases or Farm-Ins, neither the execution





Geophysical Exploration Agreement
Welder Project
and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any material default under any material agreement or instrument to which UNEXCO is a party or by which UNEXCO is bound, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to UNEXCO. UNEXCO represents and warrants that this Agreement constitutes the legal, valid and binding obligation of UNEXCO, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. UNEXCO represents and warrants that there are no suits, actions, claims, investigations, inquiries, proceedings or demands pending (or, to the best of UNEXCO's knowledge, threatened) which affect the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

       (c) ANY THIRD PARTY (TO INCLUDE ANY GOVERNMENTAL AUTHORITY) DAMAGE OR REMEDIATION CLAIM OR SUIT OF ANY KIND ARISING FROM ANY OPERATIONS CONDUCTED PURSUANT TO THE TERMS OF THIS AGREEMENT, AND ALL COSTS AND EXPENSES OF HANDLING, SETTLING, OR OTHERWISE DISCHARGING SUCH CLAIM OR SUIT SHALL BE AT THE EXPENSE OF ALL OF THE PARTIES PARTICIPATING IN THE OPERATION GIVING RISE TO THE CLAIM OR SUIT, EACH PARTY'S RESPONSIBILITY BEING IN THE PROPORTION THAT THEIR OWNERSHIP INTEREST (AS SET FORTH IN THE TABLE IN SECTION 4.2(a) BELOW) BEARS TO THE TOTAL OF THE OWNERSHIP INTERESTS OF ALL OF THE PARTIES PARTICIPATING IN THE OPERATION GIVING RISE TO THE CLAIM OR SUIT, REGARDLESS OF WHETHER OR NOT SUCH THIRD PARTY DAMAGE OR REMEDIATION CLAIM OR SUIT IS FOUND TO ARISE IN WHOLE OR IN PART FROM ANY THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY KIND OF ANY PARTY HERETO. In the event any such claim or suit is made against any Party hereto, such Party shall immediately notify all other Parties, and the claim or suit shall be jointly handled by all of the Parties hereto participating in the ownership and/or operation giving rise to the claim or suit. Anything to the contrary contained in this Section 2.2(c) notwithstanding, this Section 2.2(c) shall not apply to any claims, actions or suits which are related in any way to a Party's breach of any of the representations or warranties which are set forth above in this Section 2.2.

                                  ARTICLE III.
                               EVALUATION PROGRAM

       Section 3.1. Scope of the Geophysical Program. The Parties recognize and acknowledge that pursuant to the terms of the WGC Agreement, WGC shall conduct a three-dimensional geophysical program across all or part of the AMI (that part of the WGC three-dimensional geophysical program which covers the AMI being herein referred to as the "Geophysical Program"), together with other lands located in the general area of the AMI, and that pursuant to the terms of the WGC Agreement, BOG and the Welder Heirs shall receive a license to the three-dimensional seismic data which covers the AMI (that part of the three-dimensional seismic data resulting from the WGC geophysical program and which covers the AMI being herein referred to as the "Program Data"). BOG will interpret the Program Data for the benefit of the Parties. During the term of the AMI (as defined in Section 4.1 below) hereunder, UNEXCO shall have the right to come into BOG's offices at mutually agreeable times to review the Program Data and BOG's interpretations with BOG and give BOG input with respect to the interpretations prepared by BOG. However, due to the restrictions contained in the WGC Agreement, UNEXCO shall not have the right to actively work the Program Data. BOG shall also provide UNEXCO with copies of interpretations generated by BOG.

           Section 3.2.  Use of the Program Data and Interpretations.

       (a) BOG shall receive everything that it needs to adequately interpret the Program Data at the cost of the Parties as set forth in Section
3.3 below. Provided that BOG has paid its share of the Geophysical Program Costs (as defined and set forth in Section 3.3 below) BOG





Geophysical Exploration Agreement
Welder Project
shall have the right to utilize and interpret the Program Data in its exploration and development efforts within the AMI.

       (b) Provided that UNEXCO has paid its share of the Geophysical Program Costs (as defined and set forth in Section 3.3 below), UNEXCO shall have the right to receive copies of the interpretations that are generated by BOG from the Program Data. UNEXCO shall have the right to utilize the interpretations in its exploration and development efforts within the AMI. In addition, provided that UNEXCO has paid its share of the Geophysical Program Costs, during the term of the AMI hereunder, UNEXCO shall have the right to come into BOG's offices at mutually agreeable times to review the Program Data and BOG's interpretations with BOG on a 3-D workstation. However, due to the restrictions contained in the WGC Agreement, UNEXCO shall not have the right to actively work the Program Data. UNEXCO recognizes and agrees that its right to utilize the Program Data and interpretations are subject to the terms, provisions, restrictions and conditions of the WGC Agreement and UNEXCO hereby agrees to abide by all of the terms, provisions, conditions and restrictions contained in the WGC Agreement.

       (c) No Party shall trade, exchange or otherwise disclose any interpretations of the Program Data to any third party within two (2) years of the completion of processing of the Program Data without written consent from the other Party hereto, except to the Welder Heirs as provided in the Welder Option and except that each Party may trade, exchange or otherwise disclose the interpretations, at any time, without the consent of the other Party hereto, to
(i) parties in connection with agreements or bona fide negotiations with such parties for the farming-out or assignment to the disclosing Party of leasehold or mineral interests covering acreage that is located within the AMI, (ii) parties in connection with agreements or bona fide negotiations with such parties for the farming-in or receiving an assignment from the disclosing Party of part of the disclosing Party's Ownership Interests in Options, Leases or Farm-Ins, (iii) parties who have entered into agreements or are interested in entering into agreements to purchase an interest or otherwise participate in the exploration and/or development of all or parts of the AMI with the disclosing Party, (iv) parties that have invested in the disclosing Party's exploration and/or development operations, (v) parties that are hired by a Party as a consultant to help or facilitate such Party's exploration and/or development operations within the AMI, or (vi) parties that are hired by a Party to analyze or examine such Party's existing or potential oil and/or gas reserves within the AMI for such Party's financial or regulatory reporting purposes; provided, however, that the disclosing Party must cause all third parties that are listed in (ii), (iii), (iv) and (v) above, to which the interpretations are to be disclosed prior to the expiration of such two (2) year period, to execute a confidentiality agreement in the form attached hereto as Exhibit D covering the acreage which is covered by the interpretations that are to be disclosed and naming all of the Parties hereto as "Offeror" in such confidentiality agreement, prior to the third party's review of the interpretations.

       (d) The Parties recognize and acknowledge that under the terms of the WGC Agreement there are limited rights of disclosure to the Program Data. The Parties agree to abide by the terms of the WGC Agreement. In addition, no Party shall disclose the Program Data to any Party within two (2) years of the completion of processing of the Program Data without written consent from the other Party hereto, except that, subject to the terms of the WGC Agreement, each Party may disclose the Program Data, at any time, without the consent of the other Party hereto, to (i) parties in connection with agreements or bona fide negotiations with such parties for the farming-out or assignment to the disclosing Party of leasehold or mineral interests covering acreage that is located within the AMI, (ii) parties in connection with agreements or bona fide negotiations with such parties for the farming-in or receiving an assignment from the disclosing Party of part of the disclosing Party's Ownership Interests in Leases or Farm-Ins, (iii) parties who have entered into agreements or are interested in entering into agreements to purchase an interest or otherwise participate in the exploration and/or development of all or parts of the AMI with the disclosing Party, (iv) parties that have invested in the disclosing Party's exploration and/or development operations, (v) parties that are hired by a Party as a consultant to help or facilitate such Party's exploration and/or development operations within the AMI, or (vi) parties that are hired by a Party to analyze or examine such Party's existing or potential oil and/or gas reserves within the AMI for such Party's financial or





Geophysical Exploration Agreement
Welder Project
regulatory reporting purposes; provided, however, that the disclosing Party must cause all third parties that are listed in (ii), (iii), (iv) and (v) above, to which the Program Data is to be disclosed prior to the expiration of such two (2) year period, to execute a confidentiality agreement in the form attached hereto as Exhibit D covering the acreage which is covered by the Program Data that is to be disclosed and naming all of the Parties hereto as "Offeror" in such confidentiality agreement, prior to the third party's review of the Program Data. The Parties recognize that under the terms of the WGC Agreement UNEXCO cannot have a separate copy of the Program Data. However, in the event that UNEXCO has a third party described in (i), (ii), (iii), (iv),
(v) or (vi) above, to whom UNEXCO desires to disclose all or part of the Program Data, UNEXCO shall have the right to bring such third-party into BOG's offices at mutually agreeable times to review the Program Data with BOG and UNEXCO.

       (e) In the event that UNEXCO has not paid for its share of the Geophysical Program Costs in accordance with the terms of Section 3.3 below, BOG shall have no obligation to disclose or release any information of any kind to UNEXCO which is in any way related to the Program Data or interpretations until such time as UNEXCO has paid all of the Geophysical Program Costs which are currently due.

       Section 3.3.  Payment of Costs of Seismic Program.

       (a) Each of the Parties shall pay their percentage share listed opposite such Party's name in the table set forth below in this Section 3.3(a), of all of the costs and liabilities that are associated with the conduct of the Geophysical Program, including, without limitation (i) the costs and charges that are to be paid to WGC pursuant to the terms of the WGC Agreement which are related to or allocable to the Geophysical Program (see additional provisions contained in Section 4.8 and 6.5 below related to payments due to WGC under Sections B and C of the WGC Agreement), insofar as they are related to the Geophysical Program, (ii) the costs and charges that are to be paid to WGC pursuant to the terms of the WGC Agreement in order to license the Program Data to the Welder Heirs, (iii) all costs incurred to other third-parties which are in any way associated with the conduct of the Geophysical Program or the processing or interpretation of the Program Data resulting from the Geophysical Program, (iv) geological consultant fees incurred by BOG to help the Parties in their exploration and development efforts within the AMI , (v) a charge of $60.00 for each half hour, or fraction thereof, of use of BOG's work stations while modeling and/or interpreting the Program Data and $35.00 for each scaled plot generated on BOG's plotter, (vi) the BOG Employee Time Charges (as defined below in this Section 3.3(a), and (vii) any other costs associated with the Geophysical Program (all of the costs described above in this Section 3.3(a) being hereinafter sometimes collectively referred to as "Geophysical Program Costs").

                            Party                 Percentage
                            -----                 ----------
                            UNEXCO         30.00%
                            BOG                   70.00%.

For purposes of this Agreement "BOG Employee Time Charges" shall mean the amount BOG shall have the right to charge UNEXCO (in the percentage indicated in the table above) for the time spent by of certain of its employees in performing land, geological or geophysical work related to the Parties' exploration and/or development efforts within the AMI. The rates per hour that BOG may charge UNEXCO for time spent by its landmen, geologists, geophysicists, technicians and division order analysts performing work related to the Parties' exploration and/or development efforts within the AMI is set forth in the table below:

                                                  Rate Per Hour for
                     Type of Employee             Work Performed
                     ----------------             ---------------
                     Geophysicist                 $60.00
                     Geologist                    $50.00
                     Technician                   $25.00
                     Landman                      $40.00
                     Division Order Analyst       $25.00.





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Welder Project
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
Anything to the contrary contained above notwithstanding, the Parties agree that in the event that a contractor or consultant (as opposed to a BOG employee) is utilized by BOG to provide any services or work related to the Parties exploration and/or development operations within the AMI, the Parties shall be charged for the actual cost of such consulting or contractor services as part of the Geophysical Program Costs.

       (b) Concurrent with its execution of this Agreement UNEXCO shall forward to BOG UNEXCO's share of the estimated total Geophysical Program Costs expected to be incurred by the Parties. In the event that following WGC's completion of the field acquisition of the Program Data it reasonably appears to BOG that the total estimated Geophysical Program Costs will exceed the original estimate of such amount which was used for pre-payment purposes, BOG shall have the right to invoice UNEXCO for its share of the amount by which BOG reasonably expects the total Geophysical Program Costs to exceed the original estimate. In such event, UNEXCO shall remit to BOG the invoiced amount within thirty (30) days of its receipt of such invoice. In the event that the total Geophysical Program Costs incurred is less than the total estimate (as same may have been supplemented as provided above) utilized for purposes of calculating UNEXCO's pre-payments, BOG shall reimburse to UNEXCO its share of the difference between the estimated amount of the total Geophysical Program Costs utilized for purposes of calculating the pre-payment and the actual total amount of Geophysical Program Costs incurred. In the event that the Geophysical Program Costs exceed the amount of the estimated pre-payment (as same may have been supplemented as provided above) or Geophysical Program Costs, UNEXCO shall pay BOG its share of costs incurred over and above the estimate within thirty (30) days of its receipt of an invoice from BOG indicating the amount of any such costs. BOG shall not be obligated to deliver any information relative to the Program Data or interpretations to UNEXCO until such time as all costs currently owed by UNEXCO have been received by BOG.

       Section 3.4. Disclaimer of Warranties and DTPA. The Parties understand that BOG will use reasonable efforts to obtain high quality Program Data and to provide good quality interpretation of such Program Data; however, BOG AND ITS OFFICERS, EMPLOYEES, AGENTS AND SHAREHOLDERS (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "BOG GROUP") MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE PROGRAM DATA OR INTERPRETATIONS, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND THE BOG GROUP HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, AND ANY USE OF THE PROGRAM DATA OR INTERPRETATIONS BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS, OR ANY ACTION TAKEN BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS SHALL BE BASED SOLELY ON THEIR OWN JUDGMENT, AND NEITHER THE BOG GROUP OR THEIR SUCCESSORS OR ASSIGNS, SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTIES OR THEIR SUCCESSORS OR ASSIGNS FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR RELIANCE UPON THE PROGRAM DATA OR INTERPRETATIONS, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY MEMBER OF THE BOG GROUP. Each Party hereto waives all of the provisions of any applicable Deceptive Trade Practices or Consumer Protection Act ("DTPA"), other than Section 17.555 of the Texas DTPA, and expressly agrees and acknowledges that it (i) has assets of five million dollars or more, (ii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction and operations contemplated by this Agreement, and (iii) is not in a significantly disparate bargaining position relative to each other Party to this Agreement, but has agreed to this provision in negotiations involving real choice on the part of each Party. In the event that UNEXCO trades, exchanges or otherwise discloses any interpretations of the Program Data, to the extent that same is allowed under the terms of this Agreement, all such interpretations shall contain the disclaimer set forth above in all capital letters in this Section 3.4 in conspicuous print on the face of such interpretation.





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Welder Project
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
                                  ARTICLE IV.
                            AREA OF MUTUAL INTEREST

       Section 4.1. Establishing an Area of Mutual Interest. The Parties hereto have agreed to establish an AMI which shall encompass all of the lands described in Exhibit A which is attached hereto and incorporated herein for all purposes. The AMI shall remain in force and effect for a period of five (5) years from the date of this Agreement, unless sooner terminated by mutual agreement of the Parties.

       Section 4.2.  Ownership and Payment for Options, Leases and Farm-Ins.

       (a) Subject to any consent requirements contained in an Existing Option, Existing Lease or Existing Farm-In, the Existing Options, Existing Leases, and Existing Farm-Ins shall be owned by the Parties in accordance with the percentages which are set forth in the table below (the percentages set forth below being referred to in this Agreement as the Parties' "Ownership Interests"):

                            Party                 Ownership Interest
                            -----                 ------------------
                            UNEXCO                       30.00%
                            BOG                          70.00%.

       (b)    Subject to the notification and response procedures contained in
Section 4.4 below, all other Options, Leases and Farm-Ins acquired by the Parties within the AMI during the term of this Agreement shall also be owned by the Parties in accordance with their undivided Ownership Interests (as set forth in the table contained in Section 4.2(a) above). However, record title to all Options, Leases and Farm-Ins shall remain in the Party originally acquiring same until immediately prior to the commencement of drilling operations for any well which includes all or part of the acreage that is covered by the Option, Lease or Farm-In is included within the Drilling/Proration Unit for such well as set forth in Section 6.7 below.

       (c) All costs and expenses incurred prior to the Parties' execution of this Agreement in acquiring and maintaining Options, Leases and Farm-Ins will be paid for by the Parties in accordance with their Ownership Interests (as set forth in the table contained in Section 4.2(a) above). Subject to the notification and response procedures contained in Section 4.4 below, all costs and expenses incurred after the Parties' execution of this Agreement in acquiring and maintaining Options, Leases and Farm-Ins during the term of this Agreement shall also be paid for by the Parties in accordance with their Ownership Interests.

       (d) Concurrent with its execution of this Agreement, UNEXCO shall reimburse BOG for UNEXCO's Ownership Interest share of all costs and expenses incurred prior to UNEXCO's execution of this Agreement in acquiring and maintaining the Existing Options, Existing Leases and Existing Farm-Ins. Within fifteen (15) days from receipt of an invoice from any Party hereto or a third party, each Party shall pay in full the balance of any amounts due for their share of the costs and expenses incurred in acquiring or maintaining Options, Leases or Farm-Ins.

       Section 4.3. Completion of Processing of the Program Data. For purposes of this Agreement the "completion of processing of the Program Data" shall be deemed to have occurred when the final processed, migrated seismic sections have been delivered to BOG in a form and format that is capable of being loaded and interpreted on BOG's 3-D workstations.

       Section 4.4.  Participation in Acquired Interests.

       (a) Should any Party own on the date hereof, or hereafter acquire or propose to acquire at any time prior to the date the AMI terminates hereunder, by purchase, exchange, gift or otherwise, a Lease, Option or a Farm-In covering lands any part of which are located within the AMI (such Leases, Options and Farm-Ins, insofar and only insofar as they cover lands within the AMI (as it then exists), being herein called "Acquired Interests" with the Existing Leases, Existing Options and Existing Farm-Ins being excluded from the definition of Acquired





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Welder Project

Interests) such Party (the "Acquiring Party") shall notify the other Parties, in writing, of such acquisition or proposed acquisition and the initial consideration paid or to be paid for the Acquired Interest. Each non-acquiring Party shall, within thirty (30) days after receipt of such a notice from the Acquiring Party, notify the Acquiring Party, in writing, whether it shall (i) participate in such acquisition by acquiring its Ownership Interest share of the Acquired Interest together with its proportionate share of any non-participating Party's Ownership Interest share of the Acquired Interest, (ii) participate in such acquisition by acquiring its Ownership Interest share, but only its Ownership Interest share, of the Acquired Interest, or (iii) not participate with any interest in the Acquired Interest; provided that failure to respond within the time and in the manner set forth above shall be deemed to be an irrevocable election not to participate with any interest in the Acquired Interest. Anything to the contrary contained in this Section 4.4 notwithstanding, in the event that there is a drilling rig on location within one mile of any part of the Acquired Interest, the Acquiring Party may provide in its written notice that the non-acquiring Parties must make their election to participate within a shorter time period, provided, however, that in no event shall the non-acquiring Parties have less than forty-eight (48) hours (exclusive of week-ends and holidays) from the time of their receipt of such notice in which to make their election to participate in the Acquired Interest. If there is not a drilling rig on location within one mile of any part of an Acquired Interest and a non-acquiring Party reasonably desires additional information with respect to an Acquired Interest before it makes its election whether or not to participate in the acquisition of an Acquired Interest, such Party may notify the Acquiring Party in writing within fifteen (15) days of its receipt of the Acquiring Party's notice, detailing in such notice to the Acquiring Party the additional information reasonably desired by such non-acquiring Party, and such non-acquiring Party shall have fifteen (15) days from the date of its receipt of the additional information it has reasonably requested from the Acquiring Party in which to make its election whether to participate in the acquisition of the Acquired Interest. Anything to the contrary contained herein notwithstanding, a sale, exchange or assignment of any part of a Party's Ownership Interest share in any Leases, Options or Farm-Ins to any other Party hereto shall not be deemed to be an Acquired Interest for purposes of this Section 4.4 and this Section 4.4 shall not apply to any such sale, exchange or assignment.

       (b) In the event that a Party desires to elect to participate in the acquisition of an Acquired Interest, such Party must deliver its Ownership Interest share of the costs which have been (or are to be) incurred to obtain the Acquired Interest with its election to participate in the Acquired Interest and within the time period set forth above in Section 4.4(a) for the election to participate. In the event that payment of a Party's Ownership Interest share of the costs of an Acquired Interest is not included with the Party's written election as to participation in the Acquired Interest as provided in this Section 4.4(b), anything to the contrary contained above notwithstanding, such Party shall be deemed to have irrevocably elected not to participate in the Acquired Interest. In the event that a Party elects to acquire its Ownership Interest share of an Acquired Interest as well as its proportionate share of any non-participation interests as provided in Section 4.4(a) above, such Party shall pay the Acquiring Party the Party's share of the costs incurred (or to be incurred) to acquire the Acquired Interest and which is allocable to the non-participation interest to be acquired by the Party within fifteen (15) days of such Party's receipt of notification of the amount of non-participation interest acquired by the Party.

       (c) Should all of the Parties elect to participate in an acquisition of an Acquired Interest, upon payment of its share of the acquisition costs, each Party shall own its Ownership Interest share of the Acquired Interest. However, record title to all Acquired Interests shall remain in the Party originally acquiring same until immediately prior to the commencement of drilling operations for any well which includes all or part of the acreage that is covered by the Acquired Interest is included within the Drilling/Proration Unit for such well as set forth in Section 6.7 below. If any Party elects not to participate in such acquisition, such non-participating Party shall own no interest of any kind in the Acquired Interest or any extension or renewal of such Acquired Interest. The Parties that elect to acquire their share of any non-participating Party's Ownership Interest shall own and pay for a proportionate part of the non-participating Party's original Ownership Interest (being in the proportion that such participating Party's original Ownership Interest bears to the total Ownership Interests of all of the Parties that have elected to acquire their share of the non-participating Party's Ownership Interest).





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Welder Project

       Section 4.5. Exercise of Options. Should any Party propose to exercise an Option with respect to some or all of the lands covered thereby, such Party shall notify the other Parties owning an interest in such Option in the same manner as provided for in Section 4.4 above with respect to acquisitions of Acquired Interests, and each Party owning an interest in the Option shall elect to participate or to not participate in the exercise of such Option in the same manner as provided in Section 4.4 with respect to elections to participate or to not participate in the acquisition of Acquired Interests and the Party proposing the exercise of the Option shall be deemed to be the "Acquiring Party" under Section 4.4. The effect of a Party's election to participate in such an exercise of an Option, and the payment of costs and the ownership of interests in the Leases acquired pursuant to such exercise, shall be handled in the same manner as provided in Section 4.4 with respect to elections to participate or not participate in acquisitions of Acquired Interests. Anything to the contrary contained above notwithstanding, should any Party having the right to participate in such exercise furnish notice (within the time provided for written notice with respect to such an election) to the Acquiring Party that it wishes to defer exercise of such Option, and should it be possible under the terms of the Option to defer such exercise without any loss of costs or rights, the Acquiring Party shall withdraw its proposal to exercise such Option. However, if any Party does not wish to participate in the exercise of any Option when the time to exercise arrives, then said non-participating Party shall not have any interest in the leasehold appurtenant to such Option but will still be subject to this Agreement in all other respects. Anything to the contrary contained herein notwithstanding, if a Party has not elected to participate in the acquisition of an acquired Option as provided in Section 4.4, such Party shall not have the right to participate in the exercise of such Option and shall own no interest in the Leases resulting from the exercise of such Option.

       Section 4.6.  Mandatory Participation in Exercise of Welder Option.

       (a) Anything to the contrary contained in Sections 4.4 and 4.5 above notwithstanding, each of the Parties shall be required to participate in the exercise of the Welder Option as to the minimum exercise requirement contained in Article II thereof and shall be required to pay its Ownership Interest share of the costs incurred to exercise the Welder Option to obtain Leases covering 3,200 net mineral acres.

       (b) Anything to the contrary contained in Sections 4.4 and 4.5 above notwithstanding, in the event that a Party does not pay its Ownership Interest share of the costs incurred to exercise the Welder Option as to the 3,200 net mineral acre minimum set forth in the Welder Option within thirty (30) days of its receipt of an invoice for the Party's Ownership Interest share of such costs, in addition to and without limitation of all other remedies which may be available to the paying Party at law or in equity, at such Paying Party's option, such non-paying Party shall be deemed to have irrevocably elected not to participate in any Leases which are obtained as the result of the exercise of the Welder Option and such non-paying Party shall own no interest and have no rights of any kind in the Welder Option. To exercise the option described in this Section 4.6(b), the paying Party shall notify the non-paying Party in writing of its election to exercise the option within sixty (60) days of the invoice due date. In the event that the paying Party exercises the option described above in this Section 4.6(b), the non-paying Party shall promptly (but in any event within fifteen days of its receipt of the instrument) execute all assignments and other conveyance or relinquishment instruments that may be requested by the paying Party to help evidence the relinquishment described in this Section 4.6(b).

       Section 4.7. Election as to Participation in Maintenance or Extension Costs. In the event maintenance or extension costs are incurred with respect to an Option, Lease or Farm-In, each Party that owns an Ownership Interest in such Option, Lease or Farm-In shall have the right to elect whether to participate in such maintenance or extension cost for the Option, Lease or Farm-In utilizing the same procedures set forth in Section 4.4 above for Acquired Interests; provided, however, that in the event that a Party elects not to participate in a maintenance or extension cost, such Party shall promptly relinquish and assign to the Parties participating in such maintenance or extension cost all of such non-participating Party's Ownership Interest in the interests in the Option, Lease or Farm-In that would have been relinquished or lost if the maintenance or extension cost had not been paid.





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Welder Project

       Section 4.8. Lease Bonus Payments to WGC. The Parties recognize and acknowledge that under the terms of Section B of the WGC Agreement, certain payments are to be made to WGC in the event that any Party hereto pays lease bonus costs to mineral interest owners in order to lease mineral interests within the AMI after November 6, 1996. Each Party hereby agrees to pay its Ownership Interest share of such costs that are to be made to WGC under the terms of the WGC Agreement; provided, however, that in the event that any Party hereto elects not to participate in the acquisition of a Lease that creates the payment responsibility to WGC under the WGC Agreement, the Party(ies) participating in the acquisition of the Lease shall be responsible for the full payment that is to be made to WGC as the result of such Lease acquisition in accordance with their Ownership Interests in the Lease and the non-participating Party shall not be required to bear any part of such cost. Anything to the contrary contained above notwithstanding, the Parties recognize that BOG has already made payment to WGC for lease bonuses that have already been paid to obtain Leases (including the First State Lease) within the AMI and concurrent with its execution of this Agreement, UNEXCO shall reimburse BOG for UNEXCO's 30% Ownership Interest share of the payments previously made to WGC. Each Party shall timely pay WGC directly for its share of all lease bonus charges that are to be made to WGC pursuant to the terms of Section B of the WGC Agreement.

                                   ARTICLE V.
                     PROSPECT DESIGNATION AND PARTICIPATION

       Section 5.1. Prospect Designation. Upon completion of BOG's initial interpretation of the Program Data, the Parties will meet to review the interpretations and delineate prospects (hereinafter individually referred to as "Prospect Area") for exploration and development within the AMI. The Parties shall attempt to agree on 1) the number of Prospect Areas, and 2) the acreage to be included in each Prospect Area. As to all Prospect Areas proposed and agreed upon by all of the Parties in the initial meeting, such Prospect Areas shall be deemed to be designated and the Parties shall document their agreement in writing in the form attached hereto as Exhibit C. Each such Prospect Area will be governed by a separate operating agreement in the form attached hereto as Exhibit F (the "Operating Agreement"). Any Prospect Area proposed at the initial meeting which is not agreed to by the Parties may be re-submitted by any Party utilizing the procedures contained in Section 5.2 below.

       Section 5.2. Additional Proposals by Parties for Prospect Areas. After the meeting described in Section 5.1 above, any Party hereto may propose (hereinafter referred to as the "Proposing Party") that a portion of the AMI be designated as a Prospect Area by giving written notice to the other Parties, which notice shall contain 1) a description of the acreage which such Party would include in the Prospect Area, and 2) the Proposing Party's tentative initial well location within the Prospect Area. The acreage proposed to be included in a Prospect Area shall not include any acreage included within a previously designated Prospect Area. The Parties recognize that the Proposing Party's tentative initial well location described in a Prospect Area proposal does not commit the Parties to the well location described or to participate in the initial well that is drilled within the Prospect Area. The "tentative initial well location" is just provided in the proposal in order to facilitate the designation of the acreage to be included within the Prospect Area.

       Section 5.3. Response to a Prospect Area Proposal. In the event that a Party proposes the designation of a Prospect Area utilizing the terms of
Section 5.2 above, each Party shall notify such Proposing Party, in writing, within thirty (30) days after its receipt of such proposal, or sooner (but in no event shall a Party be required to respond in less than 48 hours) if an Option, Lease or Farm-In is expiring, as to whether such Party agrees with the acreage proposed to be included in the Prospect Area by the Proposing Party.
In the event that a Party does not respond to a Prospect Area proposal within such time period, such Party shall be deemed to be in irrevocable agreement with the acreage proposed for inclusion in the Prospect Area. A Party who disagrees with the acreage proposed to be included in the Prospect Area must give notice of such disagreement to the Proposing Party within the time and in the manner provided above. If no Party disagrees with the acreage proposed to be included in the proposed Prospect Area, such Prospect Area shall be deemed to be designated.





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Welder Project

       Section 5.4. Determining Prospect Area Disagreements. If, with respect to a Prospect Area proposed under Section 5.2, there is disagreement concerning the lands to be included in the Prospect Area, the Parties shall, for a period of ten (10) days after the expiration of the response period described in
Section 5.3 above, attempt to agree upon the lands to be included in the Prospect Area and, failing to reach such agreement within such time, the Prospect Area shall be deemed to be designated and the lands included in the Prospect Area shall consist of the Governmental Section on which the initial well is proposed to be located. In the event that the acreage located in the area of the proposed Prospect Area is not divided into 640 acre Governmental Sections, to the extent practicable, the Prospect Area shall consist of a 640 acre tract in the form of a square (with the boundary lines running due North, South, East and West) with the tentative initial well location being the center of the tract. Provided, further, any such Prospect Area determined pursuant to this Section 5.4 may not include any acreage included within a previously designated Prospect Area unless all of the Parties hereto agree to amend the acreage included within the previously designated Prospect Area. In the event of such a Prospect Area disagreement, once the acreage to be included within the Prospect Area has been resolved in accordance with the provisions of this
Section 5.4, the Prospect Area shall be deemed to be designated.

       Section 5.5. Project Generator Burdens. The Parties expressly recognize and agree that their interests in the AMI are, or shall be, proportionately subject to the overriding royalties created in that certain Project Area Generation Agreement, Las Cabeza Ranch Project, by and between BOG and R.J. Welder Company and Sable Energy Corp. dated October 1, 1996 (the "Sable Agreement"). The Parties also agree to bear their Ownership Interest share of all costs, expenses and payments which are due under the Sable Agreement. Concurrent with its execution of this Agreement UNEXCO shall reimburse BOG for UNEXCO's 30% Ownership Interest share of all payments which have been made by BOG pursuant to the terms of the Sable Agreement prior to the Parties' execution of this Agreement.

       Section 5.6. Lease Burdens. No Party hereto shall burden or encumber any other Party's legal or equitable interest in a Lease, Option or Farm-In with any overriding royalty, production payment, mortgage, security interest or other burden except as provided in Section 5.5 above, without the consent of the other Parties; provided, however, that in its efforts to obtain a Lease, Option or Farm-In, a Party hereto may grant or otherwise burden such Lease, Option or Farm-In with a royalty, overriding royalty, production payment or other similar burden (other than a lien or security interest), or acquire such interest subject to reservation of such a burden, in favor of a third party owning such Acquired Interest (farmor, mineral owner, assignor, lessee or lessor) in such Party's reasonable efforts to obtain the Lease, Option or Farm-In. If any Party hereto burdens or encumbers its own Ownership Interest, whether legal or beneficial, vested or contingent, in any Option, Lease, Farm-In or Program Data with any overriding royalty, production payment, lien, security interest or other burden (hereinafter referred to as "Subsequently Created Burdens") except as provided in this Section 5.6 or in Section 5.5 above, and such Party is thereafter required under the terms of this Agreement, or the applicable Operating Agreement, to assign or relinquish to any other Party or Parties, all or a portion of its Ownership Interest and/or the production attributable thereto, said other Party or Parties shall receive such assignment and/or production free and clear of such Subsequently Created Burdens and such Party shall indemnify and hold harmless the Party or Parties entitled to the assignment or forfeiture, from any and all claims and demands for payment asserted by owners of such Subsequently Created Burdens.

       Section 5.7. Operating Agreements. The Parties agree that once a Prospect Area has been designated pursuant to the terms of this Article V, such Prospect Area shall thereupon immediately be deemed covered by a separate Operating Agreement which is in the form attached hereto as Exhibit F.





Geophysical Exploration Agreement
Welder Project

                                  ARTICLE VI.
                              DRILLING OPERATIONS

       Section 6.1.  Drilling Operations.

       (a) The designation of a Prospect Area in accordance with the terms of Article V above does not constitute a commitment to participate in the drilling of a well within the Prospect Area. After a Prospect Area has been designated in accordance with terms of Article V above, subject to the limitations set forth in Section 6.8 below, any Party owning an interest in Options, Leases or Farm-Ins within such Prospect Area may propose the drilling of the initial well (being the first well drilled by any of the Parties within the applicable Prospect Area and being hereinafter referred to as an "Initial Well") or any subsequent well (being any well drilled within a Prospect Area following the drilling of the Initial Well within such Prospect Area and being hereinafter referred to as a "Subsequent Well") within the Prospect Area in accordance with the procedures set forth in the form Operating Agreement which is attached hereto as Exhibit F. In the event that a Party proposes a completion operation within an Initial Well or Subsequent Well hereunder, in addition to the information which must be included with the completion proposal as set forth in the Operating Agreement, such proposing Party shall specify the exact interval (by log depths) within the well bore which such Party reasonably believes may produce from the completion operations which are proposed (the formation(s) or partial formation(s) which are located between the high and low log depth which are reasonably described in such completion proposal being herein referred to as the "Completion Interval," regardless of the exact location of the perforations within said Completion Interval).

       (b) In the event that a Party does not participate in the drilling of the Initial Well proposed and drilled within the Prospect Area, anything to the contrary contained in the applicable (or deemed applicable) Operating Agreement to the contrary, such Party (i) must permanently relinquish and assign (without reimbursement for costs) to the Parties participating (in proportion to the interest in the Initial Well acquired by such Party from the non-participating Party in accordance with the terms of the Operating Agreement) in the drilling of such Initial Well all of its right, title and interest in the applicable Prospect Area as to all depths from the surface to two hundred feet (200') below the deepest depth drilled in such Initial Well, and (ii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas and/or other minerals within such Prospect Area as to all depths located from the surface to two hundred feet (200') below the deepest depth drilled in such Initial Well for a period of fifteen (15) years from the effective date of this Agreement.

       (c) In the event that a Party has participated in the drilling of the Initial Well drilled within a Prospect Area but such Party does not participate in the drilling of any Subsequent Well which is proposed and drilled within such Prospect Area, such Party (i) must permanently relinquish and assign (without reimbursement for costs) to the Parties participating (in proportion to the interest in the Subsequent Well acquired by such Party from the non-participating Party in accordance with the terms of the Operating Agreement) in the drilling of such Subsequent Well all of its right, title and interest in the Drilling/Proration Unit (as such term is defined below in Section 6.1(e)) for such Subsequent Well as to all depths from the surface to two hundred feet (200') below the deepest depth drilled in such Subsequent Well, and (ii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas and/or other minerals within the Drilling/Proration Unit for such well as to all depths from the surface to two hundred feet (200') below the deepest depth drilled in such well for a period of fifteen (15) years from the effective date of this Agreement.

       (d) In the event that a Party has participated in the drilling of the Initial Well or any Subsequent Well within a Prospect Area and then elects not to participate in a completion operation proposed for such well, such Party (i) must permanently relinquish and assign (without reimbursement for costs) all of its right, title and interest in the Completion Interval within the Drilling/Proration Unit for such well to the Parties participating (in proportion to the interest in the completed formation acquired by such Party from the non-participating Party in accordance with the terms of the Operating Agreement) in the completion of such Completion Interval, and





Geophysical Exploration Agreement
Welder Project

(ii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas and/or other minerals located within the Completion Interval within the Drilling/Proration Unit for such well for a period of fifteen (15) years from the effective date of this Agreement. The Parties recognize that the depth of the Completion Interval may vary within the Drilling/Proration Unit and it is the Parties' intent that the relinquishment and assignment provisions contained in this Section 6.1(d) shall apply to the stratigraphic equivalent of the Completion Interval within the Drilling/Proration Unit despite the fact that the Completion Interval's depth may vary within the Drilling/Proration Unit.

       (e) For purposes of this Section 6.1, "Drilling/Proration Unit" shall be defined as follows: (1) in the event that a voluntary pooled unit is formed prior to or after the drilling or completion of the well by the Parties that are participating in the well operations that are being conducted at the time that such unit is formed, the "Drilling/Proration Unit shall be made up of the lands included within such voluntary pooled unit, provided that such voluntary pooled unit does not violate the terms and provisions of any Lease or Farm-In which covers any part of the lands that are included in the voluntary pooled unit; (2) in the event that a voluntary pooled unit is not formed prior to or after the drilling or completion of the well, (i) if the well is drilled or completed as an oil well, the Drilling/Proration Unit shall be an 80 acre tract with the well being located within the tract and the exact configuration of the boundary lines of the 80 acre tract to be determined by the Parties participating in the well operations that are being performed after any non-consent or non-participation elections have been made with respect to such operations, and (ii) if the well is drilled or completed as a gas well, the Drilling/Proration Unit shall be a 640 acre tract with the well being located within the tract and the exact configuration of the boundary lines of the 640 acre tract to be determined by the Parties participating in the well operations that are being performed after any non-consent or non-participation elections have been made with respect to such operations; provided, however, that in the event that the Drilling/Proration Unit as described in this Section 6.1(e) would violate the terms of any Lease or Farm-In which covers lands which are included in the Drilling/Proration Unit, the Drilling/Proration Unit shall be re-configured by the Parties participating in the well to conform to the terms of the applicable Lease or Farm-In. It is the intent of the Parties that the relinquishment and assignment of interests provided for in this Section 6.1 for failure to participate in the drilling of a Subsequent Well or a completion operation apply to all and only all of the leasehold interests, mineral interests and production that are allocated to the relevant well (or completed formation) for production purposes and the Parties hereto agree that in the event that such allocation changes in the future, the Parties shall execute any future or further relinquishment instruments or other documentation that is necessary to effectuate that intent.

       (f) In the event that mechanical difficulties are experienced, impenetrable substances are encountered or other conditions are encountered which render further drilling or completion of any well impracticable before such well reaches its proposed depth or formation or before such well can be completed, the participating Parties may discontinue drilling or completing said well and shall have the option for thirty (30) days to commence the drilling of a "substitute well." The substitute well must have a bottom hole location that is within 1,000' of the bottom hole location that was originally planned for the well that it is drilled to replace. If a substitute well is commenced and drilled and/or completed as herein provided, for purposes of the non-participation provisions of this Section 6.1, the drilling Parties shall be deemed to have complied with this Agreement to the same extent as if the well it replaced had been commenced, drilled and/or completed in accordance with the terms of this Section 6.1. In such event, each reference herein to the well a substitute well replaced shall include the substitute well.

       (g) Nothing contained in this Section 6.1 shall be construed so as to require an assignment of any Party's interest in a completed formation within a previously existing well that was then producing or capable of producing even though such completed formation is located within a Prospect Area or proration unit that is to be relinquished because of such Party's failure to participate in the drilling or completion of an additional well as provided herein.

       (h) In the event of any required relinquishment and assignment of interests as provided in this Section 6.1, the relinquishing Party shall, promptly following the





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Welder Project
commencement of the operation as proposed and which results in such relinquishment and assignment, execute all conveyance instruments necessary to effectuate the relinquishment and assignment. However, the Parties recognize and agree that in the event that the proposed operation is not commenced within the time frame set forth in Article VI.B.2. of the Operating Agreement, the relinquishment and assignment provisions set forth in this Section 6.1 shall not apply unless and until such operation is re-proposed to the non-participating Party and the non-participating Party is again given the election to participate in the operation.

       (i) Except as provided herein to the contrary, or as otherwise provided in any Lease, Farm-In or Option agreement to the contrary, all drilling, completing, workover and other well and production operations on each Prospect Area shall be governed by the terms of a separate Operating Agreement for each such Prospect Area in the form attached hereto as Exhibit F (with appropriate insertions and exhibits reflecting the agreements hereunder with respect to the Prospect Area and participation percentages) as provided in
Section 5.7 above and Section 6.2 below. In the event that there are any irreconcilable inconsistencies or ambiguities between the terms of this Agreement and the terms of the Operating Agreement, the terms and conditions contained in this Agreement shall control.

       (j) In the event that any Party proposes the drilling of the Initial Test Well or a subsequent well within a Prospect Area and any other Party hereto disagrees with the location of the proposed well, such Party shall promptly (but in no event less than five (5) days following such Party's receipt of the drilling proposal) notify all of the other Parties hereto in writing of such disagreement. In the event of such a disagreement, the Parties that have the right to participate in the proposed well shall make a reasonable attempt to reach agreement upon the location for the proposed well. In the event that within ten (10) days of the Parties' receipt of the notice of disagreement, Parties which have the right to participate in the drilling of the proposed well and which would together own a majority (at least 51%) of the working interest in the well agree upon a location, the location selected by such Parties shall be the location for the proposed well and all of the Parties, including the Party which originally proposed the well, shall make their election to participate or not participate in the proposed well in accordance with the terms set forth in the Operating Agreement, the time for election running from the Parties' receipt of the original drilling proposal. In the event that within ten (10) days of the Parties' receipt of the notice of disagreement, Parties which have the right to participate in the drilling of the proposed well and which together would own a majority of the working interest in the well have not agreed upon a location for the well, then the location shall remain as originally proposed and each Party must make their election to participate or not participate in the drilling of the proposed well in accordance with the terms set forth in the Operating Agreement, the time for election running from the Parties' receipt of the original drilling proposal.

       (k) The Parties recognize and acknowledge that under the terms of the Sable Agreement the R.J. Welder Company and Sable Energy Corp. have certain rights to review well logs and results as set forth in the Sable Agreement.

       Section 6.2. Execution of Prospect Area Operating Agreements. Once a Party (hereinafter referred to as the "Initiating Party") has proposed the drilling of the Initial Well within a Prospect Area and the Parties have made their elections (or they are deemed to have made their elections) to participate, or not participate, in the drilling of such Initial Well under the terms set forth in Section 6.1 above, if the other Party hereto has elected to participate in the drilling of such Initial Well, the Initiating Party shall prepare and deliver to the other Party electing to participate in the Initial Well the following documentation and pages for the Operating Agreement that governs all drilling, completion, workover and all other well operations for such Prospect Area: (i) a cover page describing the Prospect Area as the Contract Area for the Operating Agreement; (ii) multiple original execution and acknowledgment pages for the Operating Agreement; (iii) the Exhibit A to the Operating Agreement with appropriate insertions reflecting the agreements set forth in this Agreement with respect to the Prospect Area and participation percentages; and (iv) the Memorandum of Operating Agreement for such Operating Agreement in the form attached to the form Operating Agreement which is attached hereto as Exhibit F, completed to describe the Contract Area and the participating Parties. Prior





Geophysical Exploration Agreement
Welder Project
to the date that preparations for the drilling of the Initial Well are expected to commence, each Party that has elected to participate in the drilling of such Initial Well shall execute and return to the Initiating Party fully executed and completed duplicate originals of the execution pages and acknowledgment pages to both the Operating Agreement and the Memorandum of Operating Agreement and shall incorporate all of the pages and documentation described in (i), (ii) and (iii) above into a copy of the form Operating Agreement which is attached hereto as Exhibit F which it shall retain for its records. Each participating Party's completed copy of the Operating Agreement shall constitute a duplicate counterpart original of the Operating Agreement which governs the participating Party's well operations within the applicable Prospect Area. Once the Initiating Party receives the duplicate original execution and acknowledgment pages from the participating Parties, the Initiating Party shall provide each participating Party with a copy of execution pages for the Initiating Party and for all of the other participating Parties. In the event that a participating Party fails to execute and return its duplicate original execution pages to the Initiating Party (but without a diminution of such Party's obligation to so execute and return duplicate original signature pages to the Initiating Party), such Party shall nonetheless continue to be bound by the terms of the Operating Agreement for such Prospect Area, which terms shall continue to be deemed to apply to such Party as provided in Sections 5.7 and 6.2 above.

       Section 6.3. Operator. It is agreed and understood that, except as may be provided in any Farm-In or Option agreement to the contrary, BOG shall be designated as operator in the applicable Operating Agreement for each well in which BOG participates. In the event that BOG does not participate in the drilling of a well, except as provided in any Farm-In or Option agreement to the contrary, the Parties holding a majority working interest in the well shall designate the operator. The operator shall consult with all of the other Parties participating in the well as to all drilling and completion operations.


       Section 6.4. Drilling Costs. Subject to the terms of the Operating Agreement, the Parties shall pay for all drilling costs in proportion to their working interest in each well, as determined by the Parties' respective Ownership Interests in the Options, Leases and Farm-Ins included within the drilling and proration unit for such well.

       Section 6.5. Drilling Cost Payment to WGC. The Parties recognize and acknowledge that under the terms of Section B of the WGC Agreement, certain payments are to be made to WGC in the event that either Party hereto participates in the drilling and/or completion of a well within the AMI after WGC has delivered a copy of the Program Data to BOG. Each Party hereby agrees to pay its Ownership Interest share of such costs that are to be made to WGC under the terms of the WGC Agreement; provided, however, that in the event that either Party elects not to participate in the drilling or completion of a well that creates the payment responsibility to WGC under the WGC Agreement, the participating Parties shall be responsible for the full payment that is to be made to WGC as the result of the drilling and/or completion of such well in the proportion that their respective Ownership Interests bear to the total of the Ownership Interests of all of the participating Parties, and the non-participating Parties shall not be required to bear any part of such cost.
Each Party shall timely pay WGC directly for its share of all drilling and completion cost charges that are to be made to WGC pursuant to the terms of Section B of the WGC Agreement.

       Section 6.6. AMI for Prospect Area. Commencing with the establishment of a Prospect Area, such Prospect Area shall from that time forward no longer be subject to the AMI provided for in Section 4.1 above and shall thereafter be considered covered instead by a new Prospect Area AMI. The new Prospect Area AMI (i) is binding on all Parties, (ii) consists of such Prospect Area, (iii) lasts until the later to occur of three (3) years from the date hereof or the date that the Operating Agreement for such Prospect Area terminates, and (iv) is governed by the same terms set forth in Sections 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 5.5, and 5.6, with the participation percentages of the Parties being in accordance with their ownership interest in the Leases, Options and Farm-Ins located within the Prospect Area; provided, however, that in the event that a Party has elected not to participate in the drilling of the Initial Well within such Prospect Area, such Party shall not have the right to own or acquire any interest in that part of any Acquired





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Welder Project
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
Interest that is located within such Prospect Area. Any portion of the AMI not designated as a Prospect Area shall continue to be subject to the AMI provided for in Section 4.1.

       Section 6.7. Assignment of Ownership Interests in Leases, Options and Farm-Ins. Unless such assignment is not permitted under the terms of the applicable Option, Lease or Farm-In, the Parties agree that each Party's Ownership Interest (as such Ownership Interest is subject to change in accordance with the provisions of Sections 4.4, 4.5, 4.7 and 6.1) in each Lease, Option or Farm-In shall be assigned to the Parties (utilizing the general form of assignment which is attached hereto as Exhibit E) prior to the commencement of drilling operations for any well which includes all or part of the acreage that is covered by the Option, Lease or Farm-In in the drilling and/or proration unit for such well. In addition to the above, following the expiration of the AMI hereunder, the Parties shall be assigned their Ownership Interests in any Options, Leases or Farm-Ins which have not been included within a designated Prospect Area.

       Section 6.8. Limitation on Well Proposals. Anything to the contrary contained herein notwithstanding, the Parties agree that, without mutual agreement of the Parties otherwise, during any forty-five day period hereunder no more than one deep well may be proposed to be drilled to a subsurface depth in excess of 10,000 feet ("Deep Wells") within lands that are within the AMI and which are the subject of jointly owned Leases and/or Farm-Ins unless the drilling of additional Deep Wells within lands that are the subject of such jointly owned Leases and/or Farm-Ins is necessary in order to avoid losing rights or interests under a Lease or Farm-In without incurring additional costs to extend or renew such Lease or Farm-In. Therefore, without the mutual agreement of the Parties or a situation in which more drilling is necessary to avoid losing rights or interests in a Lease or Farm-In as aforesaid, during any three hundred sixty day period hereunder no more than eight Deep Wells can be proposed to be drilled by the Parties on jointly owned Leases and/or Farm-Ins within the AMI. In addition, anything to the contrary contained herein notwithstanding, the Parties agree that, without mutual agreement of the Parties otherwise, during any forty-five day period hereunder no more than three wells may be proposed to be drilled to total depths of less than 10,000 feet ("Shallow Wells") within lands that are within the AMI and which are the subject of jointly owned Leases and/or Farm-Ins unless the drilling of additional Shallow Wells within lands that are the subject of such jointly owned Leases and/or Farm-Ins is necessary in order to avoid losing rights or interests under a Lease or Farm-In without incurring additional costs to extend or renew such Lease or Farm-In. Anything to the contrary contained above notwithstanding, in the event that a drilling proposal is subsequently withdrawn by the proposing Party or a proposed well cannot be drilled within the required time period set forth in the Operating Agreement, the Parties agree that for purposes of this Section 6.8, such proposal shall not be counted for purposes of calculating the drilling proposal limitations that are contained in this Section 6.8. In addition, anything to the contrary contained above notwithstanding, in the event that only one Party hereto owns interests in the Leases and/or Farm-Ins which are to be included within the Drilling/Proration Unit for a well (whether as the result of non-participation elections in Acquired Interests, well proposals or otherwise), and no jointly owned Leases or Farm-Ins are to be included within the Drilling/Proration Unit for such well, the well proposal for such well shall not be counted for purposes of the well proposal limitations contained in this Section 6.8. Finally, anything to the contrary contained herein notwithstanding, the Parties agree that in the event that the Parties hereto and their successors and assigns own less than fifty-one percent of the working interest in a well that has been proposed to be drilled within the AMI, the well proposal for such well shall not be counted for purposes of the well proposal limitations contained in this Section 6.8.


                                  ARTICLE VII.
                                 MISCELLANEOUS

       Section 7.1. Assignments. Subject to any restrictions that may be contained in any Option, Lease or Farm-In, any Party hereto may assign all or any part of its interest under the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and their respective assigns of rights hereunder;





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
provided, however, that the conveyance or assignment instrument vesting such assignee with all or part of such interests must expressly provide that the assignment or conveyance is made subject to the terms and conditions contained in this Agreement. In addition, in any such assignment or conveyance, the assignee shall expressly agree to assume and be responsible for any liabilities, damages, obligations, covenants and agreements arising from and after the date of such assignment or conveyance, in relation to or otherwise out of the properties, rights and interests that are the subject of this Agreement and/or such assignment or conveyance, and the assignor shall remain responsible for any of the foregoing arising prior to the date of such assignment or conveyance. Any subsequent assignment or conveyance shall likewise contain express language so allocating responsibility as between assignor and assignee. Unless (and then only to the extent that) this Agreement is itself assigned at the same time, the benefits of this Agreement shall not run with an assignment of a Party's interests in the Options, Leases or Farm-Ins, or any other rights in lands within the AMI, but the assigned interest shall be subject to the terms of this Agreement. Anything to the contrary contained above notwithstanding, in the event that any Party hereto assigns interests in this Agreement to more than two parties, in no event shall the other Parties hereto be required to make more than three billings for the entire Ownership Interest credited to such Party in the table contained in
Section 4.2(a) above. It is further agreed that anything to the contrary contained above notwithstanding, if any Party (herein referred to as the "Selling Party") disposes of part of the Ownership Interest credited to it in the table contained in Section 4.2(a) above to more than two parties, unless the other Parties hereto agree in writing otherwise, the Selling Party shall be solely responsible for billing its assignee or assignees, and shall remain primarily liable to the other Parties hereto for the interest or interests assigned and shall make prompt payment to the invoicing Party for the entire amount of the statements or billings rendered to it. It is further understood and agreed that if a Selling Party disposes of all of its Ownership Interest, whether to one or more assignees, the Parties hereto shall continue to issue statements and billings to the Selling Party for the Ownership Interest conveyed and the Selling Party shall remain liable for all payments due hereunder until such time as the Selling Party has designated in writing one financially sound assignee to receive and be liable for the billings and statements for the entire Ownership Interest and such assignee has assumed such responsibility in writing, a copy of which is delivered to all of the Parties hereto.

       Section 7.2. Memorandum Giving Notice. Concurrent with their execution of this Agreement each Party shall sign and deliver to the other Party hereto a duplicate original of the Memorandum Giving Notice of Geophysical Exploration Agreement and Area of Mutual Interest Provisions which is attached hereto as Exhibit H and each Party shall have the right to place such Memorandum Giving Notice of record in the Official Public Records of Duval County, Texas.

       Section 7.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.
Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

       Section 7.4. Merger. This Agreement supersedes any and all prior and existing agreements, whether oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to the subject matter hereof. Each Party acknowledges that no Party to this Agreement or anyone on their behalf has made any representations, inducements, promises or agreements, orally or otherwise, relating to the subject matter of this Agreement that are not embodied herein.

       Section 7.5. Governing Law. THIS AGREEMENT AND ALL MATTERS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATIONS OR CONSTRUCTION, SHALL, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.





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
       Section 7.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.

       IN WITNESS WHEREOF this Agreement is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.

Address:                                   BRIGHAM OIL & GAS, L.P.,
       5949 Sherry Lane, Suite 1616        by Brigham Exploration Company,
       Dallas, Texas  75225                its Managing General Partner
       (214) 360-9182
       Fax:  (214) 360-9825
Dated:   02/25/97                          By:    /s/ ANNE L. BRIGHAM
       -----------------------                ---------------------------------
                                           Anne L. Brigham, Vice President


Address:                                   UNEXCO, INC.
       16420 Park Ten Place
       Suite 300
       Houston, Texas 77084-5051
       (713) 578-8081
       Fax: (713) 578-7091                 By: /s/ MICHAEL J. PAWELEL
                                              ---------------------------------
Dated:   02/27/97                          (name printed) Michael J. Pawelel
       -----------------------                           ----------------------
                                           Its:   President
                                               -------------------------------





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
                                LIST OF EXHIBITS




Exhibit A -- AMI

Exhibit B -- Existing Options, Existing Leases and Existing Farm-Ins

Exhibit C -- Agreement as to Prospect Areas

Exhibit D -- Form Confidentiality Agreement

Exhibit E -- Form of Assignment of Options, Leases and/or Farm-Ins

Exhibit F -- Form Joint Operating Agreement

Exhibit G -- Copy of the WGC Agreement

Exhibit H -- Memorandum Giving Notice





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